Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the LiveVox Holdings, Inc. 2021 Equity Incentive Plan, LiveVox Value Creation Incentive Plan and LiveVox Option-Based Incentive Plan of LiveVox Holdings, Inc. of our report dated March 30, 2021, with respect to the consolidated financial statements of LiveVox Holdings, Inc. for the year ended December 31, 2020, included in its definitive proxy statement dated May 14, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Salt Lake City, Utah

August 18, 2021